Exhibit 10.22

AMERICAN HOMES 4 RENT

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of July 22, 2013, by and between American Homes 4 Rent, a Maryland real estate investment trust (the “Company”), and Alaska Permanent Fund Corporation, acting for and on behalf of the funds which the Alaska Permanent Fund Corporation is designated by Alaska Statutes 37.13 to manage and invest (“APFC”).

WHEREAS, the Company has filed a registration statement on Form S-11 (as heretofore amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission in connection with a proposed initial public offering (the “IPO”) of Class A common shares of beneficial interest, par value $0.01 per share (the “Common Shares”); and

WHEREAS, concurrent with the consummation of the IPO, the Company desires to issue and sell, and APFC desires to purchase and acquire, upon the terms and conditions set forth in this Agreement, Common Shares as provided in this Agreement;

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1. Sale and Purchase of Shares. Subject to and concurrent with the consummation of the IPO and subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to APFC, and APFC hereby agrees to purchase and acquire from the Company, such whole number of Common Shares (the “Shares”) equivalent to the quotient of (a) $25,000,000 (the “Purchase Price”) divided by (b) the price per Common Share sold in the IPO (the “Price Per Share”), for a total price of $25,000,000.

2. Closing. The closing of the purchase and sale of the Shares hereunder will take place at the offices of the Company or the Company’s legal counsel concurrently with, and shall be subject to, the completion of the IPO (the “Closing”). At the Closing, the Company shall issue to APFC, or upon the direction of APFC provided no later than the effective date of the Registration Statement, to its designee, the Shares, registered in APFC’s or its designee’s name, upon the payment of the Purchase Price in immediately available funds by wire transfer to an account designated by the Company to APFC in writing at least 3 business days prior to the Closing.

3. Representations and Warranties of the Company. In connection with the issuance and sale of the Shares, the Company hereby represents and warrants to APFC as of the Closing the following:

3.1 The Company (a) has been duly organized and is validly existing as a real estate investment trust in good standing with the State Department of Assessments and Taxation of Maryland and (b) has the real estate investment trust power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and in the Registration Statement and to own or lease and operate its assets and carry on its business as described in the Registration Statement. The authorized capitalization of the Company is as is set forth in the Registration Statement.

3.2 All real estate investment trust action necessary to be taken by the Company to authorize the execution, delivery and performance of this Agreement has been duly and validly taken. This Agreement has been duly executed and delivered by the Company. This Agreement constitutes the valid, binding and enforceable obligations of the Company, enforceable in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity. The issuance and sale by the Company of the Shares does not (a) conflict with, or result in a default under, the declaration of trust or bylaws of the Company, any material contract by which the Company or any of its subsidiaries’ respective property is bound, or any federal or state laws or regulations or decree, ruling or judgment of any United States or state court applicable to the Company or its property or (b) result in the imposition of any claim, lien, pledge, deed of trust, option, charge, encumbrance or other restriction or limitation (each, a “Lien”), or any obligation to create any Lien, under any material contract by which the Company or any of its subsidiaries’ respective property is bound or under the declaration of trust or bylaws of the Company.

3.3 The Shares have been duly and validly authorized and upon issuance in accordance with, and payment pursuant to, the terms hereof, (a) the Shares will be fully paid and non assessable, free from preemptive rights, rights of first refusal or similar rights and (b) APFC will have good title to the Shares, free and clear of all liens, claims and encumbrances of any kind, other than transfer restrictions hereunder and under other agreements described herein or in the Registration Rights Agreement, dated as of June 11, 2013, by and between the Company and APFC.

3.4 No consent, approval, authorization or order of, or registration, qualification or filing with, any governmental entity or any other third party is required to be obtained or made by the Company for the execution, delivery or performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, except such as have been already obtained or made or as may be required under the Securities Act or the rules promulgated under the Securities Act or state securities or blue sky laws or as may be required by the Financial Industry Regulatory Authority.

3.5 Subject to the accuracy of the representations and warranties of APFC, it is not necessary in connection with the offer, sale and delivery of the Shares to APFC in the manner contemplated by this Agreement to register the Shares under the Securities Act or under the securities or Blue Sky laws of any state.

3.6 Neither the Company nor any affiliate of the Company (as defined under Rule 501(b) under the Securities Act) has, directly or indirectly, (a) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Shares in a manner that would require the registration of the Shares under the Securities Act or (b) except for the Common Shares to be sold in the IPO, offered, solicited offers to buy or sell the Shares by any form of general solicitation or general advertising (as those terms are used in Rule 502(c) under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

3.7 Except as set forth in the Registration Statement, the Company is not a party to any, and there are no pending, or to the knowledge of the Company, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against the Company or any of its subsidiaries or to which any of their respective assets are subject relating to or which challenges the validity or propriety of the transactions contemplated hereby.

3.8 The Company covenants and agrees with APFC that APFC may rely on the representations and warranties of the Company and its subsidiaries that shall be set forth in the underwriting agreement to be entered into between the Company and the representative(s) of the several underwriters of the IPO named therein (the “Final Underwriting Agreement”), substantially in the form of Exhibit A (the “Form Underwriting Agreement”), as if such representations and warranties were made to APFC herein, and for purposes of this Agreement, such representations and warranties are hereby incorporated into this Agreement as if expressly set forth herein. For the avoidance of doubt, the representations and warranties of the Company and its subsidiaries upon which APFC shall be entitled to rely shall be as set forth in the Final Underwriting Agreement, notwithstanding any non-material differences between such form and the Form Underwriting Agreement.

4. Representations and Warranties of APFC. APFC hereby represents and warrants to the Company that:

4.1 APFC is an “accredited investor” as that term is defined in Rule 501 under the Securities Act.

4.2 The Shares are being acquired by APFC only for investment purposes and not with a view to, or for resale in connection with, any public distribution or public offering thereof within the meaning of the Securities Act.

4.3 APFC has all necessary power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

4.4 This Agreement has been duly authorized, executed and delivered by APFC, and constitutes the valid, binding and enforceable obligation of APFC, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity. The execution and delivery of this Agreement and the purchase by APFC of the Shares have been approved by the trustees of APFC, and no proceedings on the part of APFC are necessary to authorize the execution and delivery by APFC of this Agreement or the purchase by APFC of the Shares.

4.5 APFC understands and acknowledges that the offering of the Shares pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of the Shares is exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof and exempt from registration pursuant to applicable state securities or blue sky laws, and that the

Company’s reliance upon such exemptions is predicated upon APFC’s representations and warranties set forth in this Agreement. APFC understands and acknowledges that the Shares will be characterized as “restricted securities” under the Securities Act and such laws and may not be sold unless the Shares are subsequently registered under the Securities Act and qualified under state law or unless an exemption from such registration and such qualification is available.

4.6 APFC (a) is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks involved in purchasing the Shares and to make an informed decision relating thereto, (b) has the ability to bear the economic risk of APFC’s prospective investment in the Shares and (c) has not been offered the Shares by any form of advertisement, article, notice or other communication published in any newspaper, magazine, or similar medium; or broadcast over television or radio; or any seminar or meeting whose attendees have been invited by any such medium. APFC has had adequate opportunity to ask questions of, and receive answers from, the officers, employees, agents, accountants and representatives of the Company concerning the business, operations, financial condition, assets and liabilities of the Company and all other matters relevant to its investment in the Shares; provided, however, that the provisions of this Section 4.6 shall not, under any circumstance, excuse the obligations of the Company to make disclosures pursuant to applicable laws and regulations, or to comply with the representations and warranties of the Company contained in or incorporated by reference into Article 3 of this Agreement.

4.7 APFC has a substantive, pre-existing relationship with the Company. APFC (a) was not identified or contacted through the marketing of the IPO and (b) did not independently contact the Company as a result of the general solicitation by means of the Registration Statement.

4.8 APFC has not incurred any liability for any finder’s fees or similar payments in connection with the purchase of the Shares.

4.9 APFC will have available at the closing sufficient funds to acquire the Shares to be purchased by APFC pursuant to this Agreement.

5. Covenants of the Company. The Company covenants and agrees with APFC that it will, and will cause its subsidiaries to, comply in all respects with their respective covenants contained in the Underwriting Agreement.

6. Public Announcements. Except as may be required by applicable law, no party hereto shall make any public announcements or otherwise communicate with any news media with respect to this Agreement or any of the transactions contemplated hereby, without prior consultation with the other parties as to the timing and contents of any such announcement or communications; provided, however, that nothing contained herein shall prevent any party from promptly making all filings with any governmental entity or disclosures with the stock exchange, if any, on which such party’s capital stock is listed, as may, in its judgment, be required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, the parties hereto acknowledge that the transactions contemplated hereby have been disclosed in the Registration Statement and that this Agreement has been or will be filed as an exhibit to the Registration Statement.

7. Conditions of Closing of APFC. The respective obligations of APFC to acquire the Shares from the Company at the Closing are subject to the fulfillment to APFC’s sole satisfaction on or prior to the Closing of each of the following conditions:

7.1 Each representation and warranty made by the Company in Section 3 above, and each representation and warranty of the Company and its subsidiaries in the Underwriting Agreement, shall be true and correct as of the Closing as though made as of the Closing.

7.2 All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing, and all conditions to closing set forth in the Final Underwriting Agreement (which conditions are hereby incorporated herein as if expressly set forth in this Agreement) shall have been performed or complied with by it in all respects.

7.3 The closing of the IPO shall have occurred, or shall occur contemporaneously with the Closing hereunder.

8. Further Assurances; Lockup Agreement. Each party hereto shall execute and deliver such instruments and take such other actions prior to or after the Closing as any other party may reasonably request in order to carry out the intent of this Agreement, including without limitation obtaining any required consents or approvals from third parties. APFC or its designee holding the Shares has entered into a lockup agreement in the form of Exhibit B restricting sales and certain other dispositions of the Shares for a period not to exceed 180 days following the Closing.

9. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement or their obligations hereunder.

10. Amendments. This Agreement may not be amended, modified or waived, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

11. Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

12. Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the internal laws of the State of New York.

13. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, RELEASES AND RELINQUISHES AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTIONS ARISING DIRECTLY OR

INDIRECTLY AS A RESULT OR IN CONSEQUENCE OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATIONS, ANY CLAIM OR ACTION TO REMEDY ANY BREACH OR ALLEGED BREACH HEREOF, TO ENFORCE ANY TERM HEREOF, OR IN CONNECTION WITH ANY RIGHT, BENEFIT OR OBLIGATION ACCORDED OR IMPOSED BY THIS AGREEMENT.

14. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

15. Legends. Each certificate, if any, representing the Shares shall be endorsed with the following legends or substantially similar legends:

The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), and may not be offered, sold, pledged or otherwise transferred except pursuant to an exemption from registration under the Act, or pursuant to an effective registration statement under the Act.

16. Severability. In case any provision of this Agreement shall be found by a court of law to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

17. Survival. The provisions of Section 3 hereof shall survive indefinitely.

18. Indemnification. The Company agrees to indemnify and hold harmless APFC and each person, if any, who (a) controls APFC within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended, or (b) is controlled by or is under common control with APFC from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable investigative, legal and other expenses incurred in connection with, and any and all amounts paid in settlement (in accordance with this paragraph)) that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as of the date of this Agreement and as of the Closing, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the prospectus (or any amendment or supplement thereto) forming part of the Registration Statement, any Issuer Free Writing Prospectus (as defined in the Underwriting Agreement), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any Pricing Disclosure Package (as defined in the Underwriting Agreement) (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any breach by any of the indemnifying parties of any of their respective representations, warranties and agreements made to APFC or referred to herein. This indemnity agreement will be in addition to any liability that the Company might otherwise have. If for any reason the foregoing indemnification is unavailable to APFC or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by APFC as a result of such loss, claim, liability, expense or damage in such proportion as is appropriate to reflect the relative economic interests of the Company on the one hand and APFC on the other hand in the matters contemplated by this Agreement as well as the relative fault of the Company and APFC with respect to such loss, claim, liability or damage and any other relevant equitable considerations. Any party that proposes to assert the right to be indemnified under this Section 18 in connection with a claim by a third party will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 18, notify each such indemnifying party of the commencement of such action. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 18 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

19. Termination. This Agreement shall be terminated prior to the consummation of the transactions contemplated hereby if (a) prior to the closing of the IPO, the Underwriting Agreement is terminated pursuant to its terms or (b) the Closing has not occurred within 180 days following the date hereof. APFC may also terminate this Agreement prior to the consummation of the transactions contemplated hereby upon a material breach of the representations and warranties or covenants of the Company contained or incorporated by reference herein. In the event of any termination of this Agreement, this Agreement shall become null and void and have no effect, without any liability to any person in respect hereof on the part of any party hereto, except for such liability resulting from such party’s breach of this Agreement prior to such termination, and for the availability of indemnification of APFC pursuant to Section 18.

20. Remedies and Waivers. No delay or omission on the part of any party to this Agreement in exercising any right, power or remedy provided by law or under this Agreement shall (a) impair such right power or remedy or (b) operate as a waiver thereof. The single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise of any other right, power or remedy. The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, power and remedies provided by law.

21. Entire Agreement. This Agreement and any other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subject matter hereof and thereof and they supersede, merge, and render void every other prior written and/or oral understanding or agreement among or between the parties hereto.

22. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally (by courier or otherwise), telegraphed, telexed, emailed or sent by certified or registered mail, postage prepaid and return receipt requested, or by express mail. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or emailed or, if mailed, three (3) days after the date of deposit in the United States mails, as follows or, in each case, to such other address as a party may provide to the other in writing:

If to the Company:

American Homes 4 Rent

30601 West Agoura Road, Suite 200

Agoura Hills, CA 91301

Attention: Senior Vice President and Chief Legal Officer

If to APFC:

The Alaska Permanent Fund Corporation

801 West 10th Street, Suite 302

Juneau, AK 99801

Attention: Robert Valer, Esq.

Any party may, by notice given in accordance with this Section 22 to the other party, designate another address or person for receipt of notices hereunder; provided, that notice of such a change shall be effective upon receipt.

23. Expenses. Whether or not the transactions contemplated by this Agreement are consummated, the Company, on one hand, and APFC, on the other hand, shall, except as otherwise expressly provided herein, pay the costs, fees and expenses incident to its negotiation, preparation, execution, delivery and performance hereof, including the fees and expenses of its counsel, accountants, advisors and other representatives.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above:

AMERICAN HOMES 4 RENT

By:	/s/ David Goldberg
Name: David Goldberg Title: Executive Vice President

ALASKA PERMANENT FUND CORPORATION

By:	/s/ Michael J. Burns
Name: Michael J. Burns Title: Executive Director & CEO

EXHIBIT A

FORM UNDERWRITING AGREEMENT

[agreement has been filed]

EXHIBIT B

LOCKUP AGREEMENT

American Homes 4 Rent

Lock-up Agreement

July 19, 2013

Goldman, Sachs & Co.,

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

FBR Capital Markets & Co.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

c/o Goldman, Sachs & Co.

200 West Street

New York, NY 10282-2198

Re: American Homes 4 Rent – Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with American Homes 4 Rent, a Maryland real estate investment trust (the “Company”), providing for the initial public offering of the Company’s Class A common shares of beneficial interest, par value $0.01 per share (the “Class A Shares”) pursuant to a Registration Statement on Form S-11 filed with the Securities and Exchange Commission (the “SEC”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Underwriting Agreement.

In consideration of the agreement by the Underwriters to offer and sell the Class A Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Shareholder Lock-up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Class A Shares of the Company, or any options or warrants to purchase any Class A Shares of the Company, or any securities convertible into, exchangeable for or that represent the right to receive Class A Shares of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned during the Shareholder Lock-Up Period from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if the Undersigned’s Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares. The Shareholder Lock-up Period will commence on the date of this Lock-Up Agreement and continue for 180 days after the public offering date set forth on the final Prospectus used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement. If the undersigned is an officer or trustee of the Company, (1) the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed Class A Shares the undersigned may purchase in the offering, (2) Goldman, Sachs & Co. as the “Lead Representative” agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Class A Shares, the Lead Representative will notify the Company of the impending release or waiver, and (3) the Company has agreed in Section 5(e)(ii) of the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Lead Representative hereunder to any such officer or trustee shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) pursuant to the exercise of equity incentive awards granted to the undersigned under the Company’s Amended and Restated 2012 Equity Incentive Plan, (iv) as a distribution to shareholders, partners or members of the undersigned, provided that such shareholders, partners or members agree to be bound in writing by the restrictions set forth herein, (v) any transfer required under any benefit plans or the Company’s bylaws, (vi) as collateral for any loan, provided that the lender agrees in writing to be bound by the restrictions set forth in herein, (vii) with respect to sales of securities acquired after the consummation of the offering in the open market or (viii) with the prior written consent of the Lead Representative on behalf of the Underwriters; provided that in the case of any transfer or distribution pursuant to clause (i) through (vii) no filing on Form 4 under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Class A Shares, shall be required or shall be voluntarily made during the Shareholder Lock-up Period. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares that would constitute a violation or breach of this Lock-Up Agreement.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions that survive termination) shall terminate or be terminated prior to payment and delivery of the Class A Shares to be sold thereunder, the undersigned shall be released from all obligations under the Lock-Up Agreement.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

Alaska Permanent Fund Corporation
Exact Name of Shareholder

/s/ Michael J. Burns
Authorized Signature

Executive Director
Title